United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 3, 2008
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)
562.552.9400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
SIGNATURE

UTi Worldwide Inc.
Current Report on Form 8-K
Item 2.05. Costs Associated with Exit or Disposal Activities
On December 3, 2008, the company’s Executive Board approved an information technology restructuring plan designed to consolidate the company’s information technology resources, eliminate redundancies, reduce costs and improve client services. The information technology restructuring plan includes outsourcing certain information technology functions and support, and is expected to ultimately result in a reduction in the company’s global IT workforce by approximately 250-275 employees. The company anticipates completing the implementation of the information technology restructuring plan during the second quarter of fiscal 2010.
In connection with the implementation of the information technology restructuring plan, the company expects to incur aggregate pre-tax restructuring costs of approximately $6.8 to $8.0 million, of which approximately 75% is expected to be incurred in the fourth quarter of fiscal 2009 and the remainder of which is expected to be incurred in the first and second quarters of fiscal 2010. Such costs include:
•	Advisory and ancillary fees estimated to be between $1.8 to $2.0 million; and

•	Employee severance, termination and other employee related costs estimated to be between $5.0 and $6.0 million.
All of the costs associated with the information technology restructuring plan are expected to be cash expenditures.
Excluding the restructuring costs noted above, the company anticipates that the net cost of outsourcing the information technology functions and support for fiscal 2010 will be approximately $1.5 to $2.5 million on a pre-tax basis, after taking into account the savings expected to be realized from the head count reductions and the elimination of redundancies during the same period. Thereafter, the company expects to realize annual net savings of approximately $5.0 to $6.0 million on a pre-tax basis compared to the amount it is currently spending on information technology.

Safe Harbor Statement
Certain statements in this Current Report may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, statements regarding the expected timing and anticipated impact of the proposed information technology restructuring plan and the estimated costs, savings or benefits associated with the plan. Many important factors may cause the expected timing and anticipated impact of the plan and the estimated costs, savings and/or benefits of the plan to differ materially from those discussed in any such forward-looking statements. Such factors include, but are not limited to, unexpected severance and employee termination costs, delays in the completion of the proposed restructuring, higher than expected outsourcing costs, factors impacting the functionality of our information technology systems resulting in increased costs and unexpected delays in the proposed information technology restructuring plan, and other factors, including factors outside UTi’s control. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: December 4, 2008	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President – Enterprise Support Services & General Counsel